SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2002

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)
5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices) Registrant’s telephone number, including area code:	80120 (Zip Code) (303) 723-1000

ITEM 5.  OTHER EVENTS

On January 22, 2002 EchoStar Communications Corporation closed the previously announced $1.5 billion Vivendi Universal equity investment in EchoStar in which Vivendi Universal received 5,760,479 newly issued shares of EchoStar Series D Mandatorily Convertible Participating Preferred Stock at an issue price of approximately $260.40 per share. See Press Release, dated January 22, 2002, “EchoStar Communications Corporation Completes Vivendi Universal Investment” attached hereto as Exhibit 99.1. The Certificate of Designations establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series D Mandatorily Convertible Participating Preferred Stock was filed with the Nevada Secretary of State on January 18, 2002, and is attached hereto as Exhibit 4(i). In addition, EchoStar has amended and restated its Bylaws as set forth in Exhibit 3(ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: January 23, 2002	By:	/s/ David K. Moskowitz

David K. Moskowitz Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3(ii)	Amended and Restated Bylaws of EchoStar Communications Corporation
4(i)	Series D Mandatorily Convertible Participating Preferred Stock Certificate of Designations, filed with the Nevada Secretary of State on January 18, 2002
99.1	Press Release "EchoStar Communications Corporation Completes Vivendi Universal Investment" dated January 22, 2002